  Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated May 29, 2020 with respect to the consolidated financial statements of RumbleOn, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas
September 18, 2020